UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

abrdn Global Income Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Shareholder Services

Shareholder Name
Address 1
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Address 3

IMPORTANT NOTICE

Re:	YOUR INVESTMENT IN ABRDN GLOBAL INCOME FUND, INC.

(formerly known as: Aberdeen Global Income Fund, Inc.)

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding the upcoming Special Meeting of Shareholders of abrdn Global Income Fund, Inc. (the “Fund”). At the Special Meeting, the Fund’s shareholders will be asked to vote on two important operating initiatives for abrdn Global Income Fund for which we need your consideration and response.

Our records indicate that we have not yet received your vote on the proposals.

Your investment will be impacted. It is particularly important that we speak to you regarding this matter. Please call toll-free at 1-800-284-7175 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:
Investor ID:	XXXXXXXX	Security ID:	XXXXXXXX
Shares owned:	XXXXXXXXX	Household ID:	XXXXXXXX

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for your time and consideration.

Sincerely,

Megan Kennedy, Vice President and Secretary,

abrdn Global Income Fund, Inc.

OFFICIAL BUSINESS  This document relates to your investment in abrdn Global Income Fund, Inc.